As filed with the Securities and Exchange Commission on May 6, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MONOTYPE IMAGING HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3289482
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 Unicorn Park Drive

Woburn, MA 01801

(Address of Principal Executive Offices) (Zip Code)

Monotype Imaging Holdings Inc. Second Amended and Restated 2007 Stock Option and Incentive Plan

(Full Title of the Plan)

Douglas J. Shaw

President and Chief Executive Officer

Monotype Imaging Holdings Inc.

500 Unicorn Park Drive

Woburn, MA 01801

(781) 970-6000

(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.001 per share	3,000,000	$25.56(2)	$76,680,000(2)	$9,876.39

(1)	This Registration Statement relates to 3,000,000 shares of Common Stock, par value $0.001 per share, of Monotype Imaging Holdings Inc. (“Common Stock”) that may be issued under the Monotype Imaging Holdings Inc. Second Amended and Restated 2007 Stock Option and Incentive Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.
(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sale prices for a share of Common Stock on May 5, 2014, as reported on the NASDAQ Global Select Market.

This Registration Statement registers additional securities of the same class as other securities for which the registration statement filed on Form S-8 (SEC File No. 333-174280) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-174280) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on May 6, 2014.

MONOTYPE IMAGING HOLDINGS INC.

/s/ Douglas J. Shaw
Douglas J. Shaw

President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Monotype Imaging Holdings Inc. (the “Company”), hereby severally constitute and appoint Douglas J. Shaw and Scott E. Landers, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on May 6, 2014:

Signature	Title	Date

/s/ Douglas J. Shaw Douglas J. Shaw	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2014

/s/ Scott E. Landers Scott E. Landers	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Duly Authorized Officer and Principal Accounting Officer)	May 6, 2014

/s/ Robert L. Lentz Robert L. Lentz	Chairman of the Board of Directors	May 6, 2014

/s/ Roger J. Heinen, Jr. Roger J. Heinen, Jr.	Director	May 6, 2014

/s/ Pamela F. Lenehan Pamela F. Lenehan	Director	May 6, 2014

/s/ Peter J. Simone Peter J. Simone	Director	May 6, 2014

Signature	Title	Date

/s/ Timothy B. Yeaton Timothy B. Yeaton	Director	May 6, 2014

/s/ Gay W. Gaddis Gay W. Gaddis	Director	May 6, 2014

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

99.1	Monotype Imaging Holdings Inc. Second Amended and Restated 2007 Stock Option and Incentive Plan.